                                                                   Exhibit 10.20


                           LOAN AND SECURITY AGREEMENT

                        HSBC BUSINESS CREDIT (USA) INC.,
                                    As Lender

                                       and

                                  ATARI, INC.,
                                   As Borrower

                                  May 13, 2005

                                TABLE OF CONTENTS

I.    DEFINITIONS..........................................................................         1

      1.1.        Accounting Terms.........................................................         1
      1.2.        General Terms............................................................         1
      1.3.        UCC Terms................................................................        14
      1.4.        Certain Matters of Construction..........................................        14

II.   ADVANCES, PAYMENTS...................................................................        15

      2.1.        Revolving Advances.......................................................        15
      2.2.        Procedure for Borrowing..................................................        15
      2.3.        Disbursement of Advance Proceeds.........................................        17
      2.4.        Maximum Revolving Advances...............................................        18
      2.5.        Repayment of Advances....................................................        18
      2.6.        Repayment of Excess Advances.............................................        18
      2.7.        Statement of Account.....................................................        19
      2.8.        Letters of Credit........................................................        19
      2.9.        Issuance of Letters of Credit............................................        19
      2.10.       Requirements For Issuance of Letters of Credit...........................        20
      2.11.       Additional Payments......................................................        20
      2.12.       Prepayments..............................................................        20
      2.13.       Use of Proceeds..........................................................        21

III.  INTEREST AND FEES....................................................................        21

      3.1.        Interest.................................................................        21
      3.2.        Letter of Credit Fees; Cash Collateral...................................        22
      3.3.        Loan Fees................................................................        23
      3.4.        Collateral Fees..........................................................        23
      3.5.        Computation of Interest and Fees.........................................        23
      3.6.        Maximum Charges..........................................................        23
      3.7.        Increased Costs..........................................................        24
      3.8.        Basis For Determining Interest Rate Inadequate or Unfair.................        24
      3.9.        Capital Adequacy.........................................................        25

IV.   COLLATERAL: GENERAL TERMS............................................................        26

      4.1.        Security Interest in the Collateral......................................        26
      4.2.        Perfection of Security Interest..........................................        26
      4.3.        Disposition of Collateral................................................        27
      4.4.        Preservation of Collateral...............................................        27
      4.5.        Ownership of Collateral..................................................        28
      4.6.        Defense of Lender's Interests............................................        28
      4.7.        Books and Records........................................................        29
      4.8.        Financial Disclosure.....................................................        29
      4.9.        Compliance with Laws.....................................................        29

      4.10.       Inspection of Premises...................................................        30
      4.11.       Insurance................................................................        30
      4.12.       Failure to Pay Insurance.................................................        31
      4.13.       Payment of Taxes.........................................................        32
      4.14.       Payment of Leasehold Obligations.........................................        32
      4.15.       Receivables..............................................................        32
      4.16.       Inventory................................................................        35
      4.17.       Maintenance of Equipment.................................................        35
      4.18.       Exculpation of Liability.................................................        35
      4.19.       Environmental Matters....................................................        35
      4.20.       Financing Statements.....................................................        35

V.    REPRESENTATIONS AND WARRANTIES.......................................................        35

      5.1.        Authority................................................................        36
      5.2.        Incorporation and Qualification..........................................        36
      5.3.        Survival of Representations and Warranties...............................        36
      5.4.        Tax Returns..............................................................        36
      5.5.        Financial Statements.....................................................        37
      5.6.        Corporate Name...........................................................        37
      5.7.        O.S.H.A. and Environmental Compliance....................................        37
      5.8.        Solvency; Litigation, Violation, Indebtedness or Default.................        38
      5.9.        Patents, Trademarks, Copyrights and Licenses.............................        39
      5.10.       Licenses and Permits.....................................................        39
      5.11.       Default of Indebtedness..................................................        39
      5.12.       No Default...............................................................        39
      5.13.       No Burdensome Restrictions...............................................        40
      5.14.       No Labor Disputes........................................................        40
      5.15.       Margin Regulations.......................................................        40
      5.16.       Investment Company Act...................................................        40
      5.17.       Disclosure...............................................................        40
      5.18.       Swaps....................................................................        40
      5.19.       Conflicting Agreements...................................................        40
      5.20.       Application of Certain Laws and Regulations..............................        41
      5.21.       Business and Property of Borrower........................................        41
      5.22.       Material Contracts.......................................................        41
      5.23.       Bank Accounts............................................................        41
      5.24.       Affiliate Debt...........................................................        41

VI.   AFFIRMATIVE COVENANTS................................................................        42

      6.1.        Payment of Fees..........................................................        42
      6.2.        Conduct of Business and Maintenance of Existence and Assets..............        42
      6.3.        Violations...............................................................        42
      6.4.        Execution of Supplemental Instruments....................................        42
      6.5.        Payment of Indebtedness..................................................        43
      6.6.        Standards of Financial Statements........................................        43
      6.7.        Bank Accounts............................................................        43

      6.8.        Financial Covenants......................................................        43

VII.  NEGATIVE COVENANTS...................................................................        44

      7.1.        Merger, Consolidation, Acquisition and Sale of Assets....................        44
      7.2.        Creation of Liens........................................................        44
      7.3.        Guarantees...............................................................        44
      7.4.        Investments..............................................................        45
      7.5.        Loans....................................................................        45
      7.6.        Capital Expenditures.....................................................        45
      7.7.        Dividends and Distributions..............................................        45
      7.8.        Indebtedness.............................................................        45
      7.9.        Nature of Business.......................................................        46
      7.10.       Transactions with Affiliates.............................................        46
      7.11.       Subsidiaries.............................................................        46
      7.12.       Fiscal Year and Accounting Changes.......................................        46
      7.13.       Additional Bank Accounts.................................................        46
      7.14.       Use of Proceeds..........................................................        46
      7.15.       Amendment of Organizational Documents....................................        46
      7.16.       Compliance with ERISA....................................................        47
      7.17.       Prepayment of Indebtedness...............................................        47
      7.18.       State of Organization....................................................        47

VIII. CONDITIONS PRECEDENT.................................................................        47

      8.1.        Conditions to Initial Advances...........................................        47
      8.2.        Conditions to Each Advance...............................................        50

IX.   INFORMATION AS TO BORROWER...........................................................        51

      9.1.        Disclosure of Material Matters...........................................        51
      9.2.        Borrowing Base; Schedules................................................        52
      9.3.        Litigation...............................................................        52
      9.4.        Material Occurrences.....................................................        52
      9.5.        Annual Financial Statements..............................................        53
      9.6.        Quarterly Financial Statements...........................................        53
      9.7.        Monthly Financial Statements.............................................        54
      9.8.        SEC Reports; Press Releases..............................................        54
      9.9.        Additional Information...................................................        54
      9.10.       Notice of Suits, Adverse Events..........................................        54
      9.11.       ERISA Notices and Requests...............................................        54
      9.12.       Additional Documents.....................................................        55

X.    EVENTS OF DEFAULT....................................................................        55

XI.   LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT...........................................        57

      11.1.       Rights and Remedies......................................................        57
      11.2.       Application of Proceeds..................................................        58

      11.3.       Lender's Discretion......................................................        59
      11.4.       Setoff...................................................................        59
      11.5.       Rights and Remedies Not Exclusive........................................        59

XII.  WAIVERS AND JUDICIAL PROCEEDINGS.....................................................        59

      12.1.       Waiver of Notice.........................................................        59
      12.2.       Delay....................................................................        59
      12.3.       Jury Waiver..............................................................        59
      12.4.       Lender's Right to Arbitrate..............................................        60

XIII. EFFECTIVE DATE AND TERMINATION.......................................................        61

      13.1.       Term.....................................................................        61
      13.2.       Termination..............................................................        62

XIV.  MISCELLANEOUS........................................................................        62

      14.1.       Governing Law............................................................        62
      14.2.       Entire Understanding; Amendments.........................................        63
      14.3.       Successors and Assigns; Participations; New Lenders......................        63
      14.4.       Application of Payments..................................................        64
      14.5.       Indemnity................................................................        64
      14.6.       Notice...................................................................        64
      14.7.       Survival.................................................................        65
      14.8.       Severability.............................................................        65
      14.9.       Expenses.................................................................        65
      14.10.      Injunctive Relief........................................................        66
      14.11.      Consequential Damages....................................................        66
      14.12.      Captions.................................................................        66
      14.13.      Counterparts; Telecopied Signatures......................................        66
      14.14.      Construction.............................................................        66
      14.15.      Confidentiality..........................................................        67
      14.16.      Publicity................................................................        67

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

                         List of Exhibits and Schedules

Exhibits

Exhibit A         Borrowing Base Certificate

Exhibit 2.1(a)    Revolving Credit Note

Schedules

Schedule 4.5      Equipment and Inventory Locations

Schedule 4.15(c)  Location of Executive Offices

Schedule 4.19     Real Property

Schedule 5.2(a)   States of Qualification and Good Standing

Schedule 5.2(b)   Subsidiaries

Schedule 5.4      Federal Tax Identification Number

Schedule 5.6      Prior Names

Schedule 5.7      Environmental

Schedule 5.8(b)   Litigation; Commercial Tort Claims

Schedule 5.8(c)   Governmental Orders

Schedule 5.8(d)   Plans

Schedule 5.9      Intellectual Property

Schedule 5.10     Licenses and Permits

Schedule 5.14     Labor Disputes

Schedule 5.19     Conflicting Agreements

Schedule 5.21     Ownership of Property

Schedule 5.22     Material Contracts

Schedule 5.23     Bank Accounts

Schedule 5.24     Affiliate Debt

Schedule 7.2      Existing Liens

Schedule 7.3      Guarantees

Schedule 7.8      Existing Indebtedness

Schedule 7.10     Affiliate Transactions

                           LOAN AND SECURITY AGREEMENT

      Loan and Security Agreement, dated as of May 13, 2005 among ATARI, INC., a Delaware corporation ("Borrower"), and HSBC BUSINESS CREDIT (USA) INC., a Delaware corporation ("Lender").

      IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower and Lender hereby agree as follows:

I.    DEFINITIONS.

      1.1.  Accounting Terms.

            As used in this Agreement, the Revolving Credit Note, any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended March 31, 2005.

      1.2.  General Terms.

            For purposes of this Agreement the following terms shall have the following meanings:

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period a rate of interest equal to:

                  (a) the London Interbank Offered Rate shown on the display designated as "RMEY" to subscribers of the Reuters Monitor Money Rates Service, or any successor page thereto, as at 11:00 AM (London time) rounded upward to the nearest 1/16 of 1%, two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, for deposits of Dollars in an amount equal to the amount of the relevant EuroDollar Rate Loan. If for any reason such rate is not available, the term "Adjusted LIBO Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate (if greater than zero) to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

            "Advances" shall mean and include the Revolving Advances and Letters of Credit.

            "Advance Rates" shall have the meaning set forth in Section 2.1(a).

            "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or
(y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agreement" shall mean this Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.

            "Applicable Margin" shall mean, with respect to Eurodollar Rate Loans, 1.75%.

            "Base Rate" shall mean a variable rate of interest per annum equal to the rate of interest from time to time announced by HSBC Bank (or any successor institution) as its "prime rate" (with the understanding that such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

            "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

            "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

            "Borrower's Account" shall have the meaning set forth in Section
2.7.

            "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrower appropriately completed and in substantially the form of EXHIBIT A.

            "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposit, in London, England and New York, New York, and with respect to all other matters, any day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

            "Capital Expenditures" means, without duplication, all expenditures (including deposits) for any fixed assets or improvements, or for replacements, substitutions or additions thereto, which would be required to be capitalized and shown on the balance sheet of Borrower in accordance with GAAP.

            "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

            "Cash Equivalents" shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date acquired and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within six
(6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and not subject to setoff rights in favor of such bank; and (d) all other cash equivalents acceptable to Lender in its sole discretion.

            "Cash Flow Projections" shall mean the cash flow projections of Borrower dated April 28, 2005 which have been delivered to and approved of by Lender.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

            "Change of Control" shall mean the occurrence of any event that results in (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than Parent, of beneficial ownership of more than 50% of the aggregate outstanding voting power of the capital stock of Borrower; or (b) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of Borrower ceasing for any reasons to constitute a majority of the Board of Directors of Borrower.

            "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral.

            "Closing Date" shall mean May 13, 2005 or such other date as may be agreed to by the parties hereto.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

            "Collateral" shall mean and include:

                  (a) all Receivables;

                  (b) all Equipment;

                  (c) all General Intangibles;

                  (d) all Inventory;

                  (e) all Investment Property;

                  (f) the Leasehold Interests;

                  (g) all of the right, title and interest of Borrower, in and to (i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and Borrower;

                  (h) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a),
      (b), (c), (d), (e), (f) or (g) of this definition; and

                  (i) all proceeds and products of clauses (a), (b), (c), (d),
      (e), (f), (g) and (h) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds;

      provided, however, that, in no event shall the Collateral include the Excluded Assets.

            "Commission" means the Securities and Exchange Commission, or any successor.

            "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

            "Consolidated EBITDA" shall mean, for Borrower and its consolidated Subsidiaries, on a consolidated basis, for any period (without duplication), the Consolidated Net Income (Net Loss) of Borrower and its consolidated Subsidiaries for such period, plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, (c) income taxes to any government or governmental instrumentality expensed on Borrower's or any of its consolidated Subsidiaries' books (whether paid or accrued), (d) non-cash, non-recurring charges or losses, if any, and (e) restructuring charges shown as such on the financial statements delivered pursuant to Sections 9.5, 9.6 and 9.7, if any, minus the sum of (i) non-cash, non-recurring gains, and (ii) interest income.

            "Consolidated Interest Expense" shall mean, for Borrower and its Subsidiaries, on a consolidated basis, for any period (without duplication), the sum of all interest expense on Indebtedness of the Company and its consolidated Subsidiaries determined in accordance with GAAP.

            "Consolidated Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of the Borrower and its consolidated Subsidiaries on a consolidated basis for such period determined in accordance with GAAP applied on a consistent basis.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

            "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

            "Customs" shall mean the United States of America Customs
Department.

            "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning set forth in Section 3.1.

            "Documents" shall have the meaning set forth in Section 8.1(c).

            "Dollar" and the sign "$" shall mean lawful money of the United States of America.

            "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

            "Eligible Inventory" shall mean and include Inventory of Borrower, excluding work in process, packaging materials and supplies, foreign inventory, inventory subject to license or distribution agreements under which Lender does not have the right to foreclose on and sell such inventory (because of the terms of such agreements, including, without limitation, the failure of Borrower or any Affiliate of Borrower to have paid applicable royalty or license fees, and/or the lack of necessary consents or waivers, in form and substance reasonably satisfactory to Lender, with respect to such license agreements), in each case (A) which is clearly identifiable and has been identified to Lender in detail satisfactory to Lender in its reasonable discretion, and (B) (x) owned by and in the possession of Borrower and located at premises of Borrower listed on
SCHEDULE 4.5 or any other location with respect to which Lender has (i) been provided with not less than ten (10) days prior written notice, (ii) given its consent to Eligible Inventory being located at such location (which consent shall not be unreasonably withheld or delayed), and (iii) received such landlord or other waivers as it deems necessary, or (y) with respect to which Lender is the holder of the documents of title with respect to such Inventory or has issued a Letter of Credit with respect to such Inventory that is negotiable only upon presentment of such documents of title to Lender, in each case valued at the lower of cost or market value, determined on a standard cost basis, which is not, in Lender's reasonable opinion, obsolete, slow moving or unmerchantable and which Lender, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Lender may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Lender and no other Lien (other than Permitted Encumbrances).

            "Eligible Receivables" shall mean and include with respect to Borrower, each Receivable of Borrower arising in the ordinary course of Borrower's business and which Lender, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Lender's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by Borrower to (i) an Affiliate of Borrower or (ii) a Person controlled by an Affiliate of Borrower;

                  (b) it is due or unpaid more than ninety (90) days after the due date (other than any portion thereof with respect to which Borrower produces reasonable evidence of collectibility within a specified period of time, satisfactory to Lender in its sole discretion);

                  (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Lender's sole discretion, be increased or decreased from time to time;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                  (f) the sale is to a Customer outside the United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion;

                  (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (h) Lender believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                  (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (j) the goods giving rise to such Receivable have not been shipped to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                  (k) the Receivables of the Customer exceed a credit limit determined by Lender, in its sole discretion, to the extent such Receivable exceeds such limit;

                  (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim or the Customer is also a creditor or supplier of Borrower, except, in the case of any of the foregoing, to the extent the Customer has waived the right of setoff in a manner satisfactory to Lender, and in each such case only to the extent of such offset, deduction, defense, dispute, or counterclaim; or the Receivable is contingent in any respect or for any reason;

                  (m) Borrower has made any agreement with any Customer for any deduction therefrom (but only to the extent of such deduction), except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (n) any return, rejection or repossession of the merchandise covered by such Receivable has occurred, to the extent of the invoiced value of such returned, rejected or repossessed merchandise;

                  (o) such Receivable is not payable to Borrower; or

                  (p) such Receivable is not otherwise satisfactory to Lender as determined in good faith by Lender in the exercise of its discretion in a reasonable manner.

            "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

            "Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be rounded upward, if necessary, to the next higher 1/100 of one percent (1%)) equal to the Adjusted LIBO Rate.

            "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Adjusted LIBO Rate.

            "Event of Default" shall mean the occurrence of any of the events set forth in Article X.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Excluded Assets" shall mean all Equipment located outside the United States; all Inventory located outside the United States and Canada; all patents, copyrights and trademarks to the extent registered or applied for in countries outside of the United States; all equity interests in all foreign Subsidiaries of Borrower; all proceeds and products of all of the foregoing to the extent located outside of the United States and not constituting Receivables; and all General Intangibles and Inventory with respect to which Debtor is prohibited from granting liens to Secured Party pursuant to the terms of licensing and distribution agreements to which Debtor is a party unless, pursuant to Section 9-406 or 9-408 of the UCC, such prohibitions are ineffective.

            "Existing Loan Agreement" means the Credit Agreement, dated as of November 12, 2002, among Borrower, the lenders party thereto, GECC as agent for such lenders, and certain other parties, as amended.

            "Formula Amount" shall have the meaning set forth in Section 2.1(a).

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "GECC" means General Electric Capital Corporation.

            "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, including the commercial tort claims listed on SCHEDULE 5.8(b), causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

            "HSBC Bank" shall mean Lender's Affiliate, HSBC Bank USA, National Association.

            "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities and in any event, without limitation by reason of enumeration, shall include (without duplication) (a) all indebtedness, debt and similar monetary obligations of such Person whether direct or guaranteed; (b) indebtedness for borrowed money; (c) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; and (g) guarantees of any of the foregoing types of liabilities.

            "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

            "Inventory" shall mean and include all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of Borrower, and all documents of title or other documents representing them.

            "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii).

            "Investment Property" shall mean and include all of Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts, commodities accounts, stocks, mutual fund shares, money market shares and U.S. Government securities.

            "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof, it being agreed that so long as Lender is HSBC Business Credit (USA) Inc., that the Issuer shall be HSBC Bank.

            "Leasehold Interests" shall mean all of the right, title and interest of Borrower in and to all Real Property.

            "Lender" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender in accordance with the requirements of this Agreement.

            "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

            "Letters of Credit" shall have the meaning set forth in Section 2.8.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition, operations, assets, business or prospects of Borrower, (b) the Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Other Documents.

            "Maximum Revolving Advance Amount" shall mean $50,000,000.

            "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA as to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Obligations" shall mean and include any and all of Borrower's Indebtedness and/or liabilities to Lender, HSBC Bank, or any Issuer of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument (including all interest and other liabilities accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding), but arising under this Agreement and the Other Documents; and all obligations of Borrower to Lender or any Issuer to perform acts or refrain from taking any action.

            "Other Documents" shall mean the Revolving Credit Note, and any and all other agreements, instruments and documents, including, without limitation, intellectual property security agreements, pledges, control agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Lender in respect of the transactions contemplated by this Agreement.

            "Parent" shall mean Infogrames Entertainment S.A., a French corporation.

            "Payment Office" shall mean, initially, 452 Fifth Avenue, New York, New York 10018; thereafter, such other office of Lender within the United States, if any, which it may designate by notice to Borrower to be the Payment Office.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Permitted Encumbrances" shall mean (a) Liens in favor of Lender which secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves in accordance with GAAP have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (e) judgment Liens that have been stayed or bonded and mechanics', carriers', workers', warehousemen's, supplier's materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (f) Liens securing Purchase Money Indebtedness to the extent permitted under Section 7.6; and (g) Liens disclosed on SCHEDULE 7.2.

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and subject to ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Public Filing" means any filing made by Borrower with the Commission on Form 10-K, Form 10-Q or any other form prescribed by the Commission.

            "Purchase Money Indebtedness" means (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset,
(ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

            "Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

            "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as same may be amended from time to time.

            "Real Property" shall mean all of Borrower's right, title and interest in and to all owned and leased premises, as set forth on SCHEDULE 4.19.

            "Receivables" shall mean and include all of Borrower's accounts, contract rights, instruments (including promissory notes and other instruments evidencing Indebtedness owed to Borrower by Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

            "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i).

            "Reflections" means Reflections Interactive Limited, a company organized under the laws of the United Kingdom that is a wholly-owned Subsidiary of Borrower."

            "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder, the reporting of which has not been waived under the applicable ERISA regulations.

            "Reserves" shall mean such reserves as Lender may reasonably deem proper and necessary from time to time, including, without limitation, reserves for unpaid license fees and royalty obligations owed by the Borrower.

            "Revolving Advances" shall mean Advances made other than Letters of Credit.

            "Revolving Credit Note" shall mean the promissory note referred to in Section 2.1(a).

            "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the Base Rate with respect to Domestic Rate Loans, and (b) sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

            "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

            "Tangible Net Worth" shall mean, at a particular date, (i) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP, minus (ii) such assets as are properly classified as intangible assets under GAAP, minus (iii) the aggregate amount of all liabilities of Borrower.

            "Term" shall mean the period commencing on the Closing Date and ending on the Termination Date.

            "Termination Date" shall have the meaning set forth in Section 13.1.

            "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

            "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

            "Transferee" shall have the meaning set forth in Section 14.3(b).

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            "Working Capital" shall mean, with respect to Borrower at any time, the aggregate amount of all cash and cash equivalents, inventory, net of reserves and receivables, net of reserves, that would be reflected on its balance sheet as assets in accordance with GAAP, minus the aggregate amount of all liabilities of Borrower as may be properly classified as current liabilities in accordance with GAAP.

      1.3.  UCC Terms.

            All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein.

      1.4.  Certain Matters of Construction.

            The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an EXHIBIT or a SCHEDULE shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the

Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.   ADVANCES, PAYMENTS.

      2.1.  Revolving Advances.

            (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.1(b)), Lender will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to the lesser of (x) an amount equal to (i) the Maximum Revolving Advance Amount minus (ii) the aggregate amount of outstanding Letters of Credit and (y) an amount equal to:

                  (i) up to 60% of Eligible Receivables (the "Receivables Advance Rate"), plus

                  (ii) during the period from August 1, 2005 to and including November 15, 2005 up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b), of the aggregate cost, calculated on a standard cost basis, of Eligible Inventory at such time (the "Inventory Advance Rate" and together with the Receivables Advance Rate, the "Advance Rates"), and
      (B) $20,000,000, minus

                  (iii) the aggregate amount of outstanding Letters of Credit, minus

                  (iv) Reserves.

      The amount derived from the sum of Sections 2.1(a)(y)(i), and (ii), minus
      Section 2.1(a)(y)(vi) at any time and from time to time shall be referred to as the "Formula Amount".

The Revolving Advances shall be evidenced by a secured promissory note ("Revolving Credit Note") substantially in the form attached hereto as EXHIBIT 2.1(A).

            (b) Discretionary Rights. The Advance Rates may be (i) decreased by Lender at any time and from time to time, and (ii) increased by Lender at any time and from time to time after the Advance Rate have been decreased, but in no event to levels higher than the initial Advance Rates, in each case in the exercise of Lender's sole discretion. Borrower consents to any such decreases and acknowledges that decreasing the Advance Rates or increasing the Reserves may limit or restrict Advances requested by Borrower. Lender shall give Borrower five (5) days prior written notice of its intention to decrease the Advance Rates.

      2.2.  Procedure for Borrowing.

            (a) Borrower may notify Lender prior to 1:00 p.m. (New York time) on a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or any Issuer, or with respect to any other

Obligation, which shall become due, shall be deemed a request for an Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender and/or any Issuer and such request shall be irrevocable.

            (b) Notwithstanding the provisions of (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Lender at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $2,000,000 and in integral multiples of $500,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default. At no time shall there be more than THREE Eurodollar Rate Loans outstanding, in the aggregate.

            (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Termination Date.

            (d) Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Lender pursuant to
Section 2.2(b) or by its notice of conversion given to Lender pursuant to
Section 2.2(e), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Lender does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan to a Domestic Rate Loan subject to Section 2.2(e).

            (e) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, Borrower shall give Lender not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be more than three (3) Eurodollar Rate Loans outstanding, in the aggregate.

            (f) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Lender therefor in accordance with Section 2.2(g).

            (g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any payment or prepayment with respect to any Eurodollar Rate Loan on any date other than the last day of an applicable Interest Period, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error.

            (h) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this Section 2.2(h), the term "Lender" shall include any Lender and the office or branch where Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lender to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Lender, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Lender, upon Lender's request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lender to lenders of funds obtained by Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error.

      2.3.  Disbursement of Advance Proceeds.

            All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to Borrower's Account on Lender's books. During the Term, Borrower may use the Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) shall, with respect to requested Advances to the extent Lender makes such Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at HSBC Bank (or until such account has been opened, which shall in no event be more than 10 Business Days following the

Closing Date, to such account of Borrower as shall be designated by Borrower to Lender) following notification to Lender, in immediately available federal funds or other immediately available funds or, with respect to Advances deemed to have been requested by Borrower, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

      2.4.  Maximum Revolving Advances.

            The aggregate balance of Revolving Advances plus the aggregate amount of Letters of Credit outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount.

      2.5.  Repayment of Advances.

            (a) The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided.

            (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Lender on the date received. In consideration of Lender's agreement to conditionally credit Borrower's Account as of the Business Day on which Lender receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations one (1) Business Day after confirmation to Lender by the Blocked Account bank, as provided for in Section 4.15(h), that such items of payment have been collected in good funds and finally credited to Lender's account. Lender is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Lender and Lender may charge Borrower's Account for the amount of any item of payment which is returned to Lender unpaid.

            (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Lender at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Revolving Advances as provided in Section 2.2.

            (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

      2.6.  Repayment of Excess Advances.

            The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

      2.7.  Statement of Account.

            Lender shall maintain, in accordance with its customary procedures, a loan account (the "Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. Borrower will be credited with all amounts received by Lender from the Blocked Account banks for Borrower's account, and all other amounts received by Lender in payment of Receivables, and such amounts will be applied to the payment of the Obligations as set forth in this Agreement. Each month, Lender shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lender and Borrower unless Lender receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Lender with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

      2.8.  Letters of Credit.

            Subject to the terms and conditions hereof, Lender shall cause the issuance of commercial and standby letters of credit (collectively, "Letters of Credit") by the Issuer on behalf of Borrower; provided, however, that Lender will not be required to cause to be issued any Letter of Credit to the extent that, if issued, the face amount of such Letter of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount available under outstanding Letters of Credit shall not exceed $15,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans, subject to Section 2.2(e). Letters of Credit that have not been drawn upon shall not bear interest.

      2.9.  Issuance of Letters of Credit.

            (a) Borrower may request Lender to cause the issuance of a Letter of Credit by delivering to Lender at the Payment Office, Issuer's standard form of Letter of Credit application, completed to the satisfaction of Lender, and such other certificates, documents and other papers and information as Lender or Issuer may reasonably request.

            (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance, and in no event have an expiry date later than the Termination Date unless Borrower provides cash collateral equal to not less than one hundred five percent (105%) of the face amount thereof to be held by Lender pursuant to a cash collateral agreement in form and substance satisfactory to Lender. All Letters of Credit shall be subject to the laws or rules designated in such Letter of Credit, or if no laws or rules are designated, the Uniform Customs and Practice for Documentary Credits (UCP 500), and, as to matters not governed thereby, the laws of the State of New York.

      2.10. Requirements For Issuance of Letters of Credit.

            (a) In connection with the issuance of any Letter of Credit Borrower shall indemnify, save and hold Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from its own; and, neither Lender nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Lender's, any Issuer's or such correspondents' gross negligence or willful misconduct.

            (b) Borrower shall authorize and direct the Issuer to name the Borrower as the "Applicant" or "Account Party" therein, to deliver to Lender all related payment/acceptance advices, to deliver to Lender all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

      2.11. Additional Payments.

            Any sums expended by Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

      2.12. Prepayments.

            (a) When Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions and all taxes related to such sales), such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the outstanding Revolving Advances in such order as Lender may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof; provided, however, that, that so long as no Event of Default has occurred and is continuing, such repayments shall be first applied to Domestic

Rate Loans before being applied to Eurodollar Rate Loans. Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, Borrower may sell or otherwise dispose of Collateral not to exceed $500,000 in any single transaction and $2,500,000 in the aggregate in any fiscal year and retain such net proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (a) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was sold, (b) the acquired Collateral is purchased by Borrower within thirty (30) days of the sale of the Collateral, (c) the acquired Collateral shall be deemed to be acceptable Collateral by Lender in its reasonable discretion, (d) the acquired Collateral shall be subject to Lender's first priority security interest created hereunder and (e) until such time as the proceeds are used to acquire such replacement Collateral, at Lender's option, either (i) such proceeds shall be held by Lender as cash collateral for the Obligations pursuant to terms acceptable to Lender in its sole discretion or
(ii) such proceeds shall be applied as a repayment of Revolving Advances and a reserve against loan availability under Section 2.1(a) in the amount of such repayment shall be established. Such cash collateral or loan availability reserve, as the case may be, shall be released by Lender only in connection with the making of a Revolving Advance to be used by Borrower solely for the purposes of funding the acquisition of replacement Collateral pursuant to the terms of this Section 2.12; provided, however, that nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this Agreement. If Borrower fails to meet the conditions set forth above Lender may apply the proceeds held by Lender as a prepayment of the Advances in the manner set forth above.

            (b) Subject to the provisions of Section 4.11, Lender shall apply the proceeds of any insurance settlements from casualty losses which are received by Lender to the outstanding Advances in such order as Lender may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

            (c) Borrower shall have the right, upon not less than three Business Day's notice to Lender, to terminate this Agreement without premium or penalty and prepay the Obligations in whole (but not in part). The effective date of termination specified in such notice shall be the Termination Date.

      2.13. Use of Proceeds.

            Borrower shall apply the proceeds of (i) Revolving Advances made on the Closing Date to (x) repay existing Indebtedness owed under the Existing Loan Agreement , and (y) pay fees and expenses relating to this Agreement, and (ii) Revolving Advances made on and after the Closing Date to provide for Borrower's working capital needs.

III.  INTEREST AND FEES.

      3.1.  Interest.

            Interest on Advances shall be payable to Lender in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding during the month at a rate per annum equal to the applicable

Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations other than Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Domestic Loans plus two percent (2.0%) per annum and (ii) Eurodollar Rate Loans shall bear interest at the Revolving Interest Rate for Eurodollar Rate Loans plus two percent (2.0%) per annum (as applicable, the "Default Rate").

      3.2.  Letter of Credit Fees; Cash Collateral.

            (a) Borrower shall pay (i) to Lender fees for each Letter of Credit that is a standby Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding such standby Letter of Credit multiplied by two (2.0%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each of August, November, February and May, and on the last day of the Term and (ii) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment, maintenance or renewal of any such Letter of Credit (it being acknowledged and understood by Borrower that the current fee of HSBC Bank for the payment and negotiation of a Letter of Credit is the greater of (x) .25% of the amount of such payment and (y) $95.00) and shall reimburse Lender for any and all fees and expenses, if any, paid by Lender to any Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All Letter of Credit Fees shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, Lender may increase the Letter of Credit Fees under clause (i) of this Section 3.2 by two percent (2.0%) per annum. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

            (b) At any time that an Event of Default set forth in Section 10.1 has occurred and is continuing, Borrower will cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Lender, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into Lender's possession at any time. Lender will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Lender and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

      3.3.  Loan Fees.

            (a) Closing Fee. Upon the execution of this Agreement, Borrower shall pay to Lender a closing fee of $50,000.

            (b) Facility Fee. If, for any period during the Term, the average daily unpaid balance of the Advances for each day of such period is less than the Maximum Revolving Advance Amount, then Borrower shall pay to Lender a fee at a rate equal to one-quarter of one percent (0.25%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance during such period. Such fee shall be payable to Lender in arrears on the first day of January, April, July and October of year, and on the Termination Date.

      3.4.  Collateral Fees.

            (a) Collateral Monitoring Fee. Borrower shall pay Lender, for its own account, an annual collateral monitoring fee equal to $30,000 per year, which fee shall be deemed earned in full and payable on the Closing Date and not subject to rebate or proration upon termination of this Agreement for any reason.

            (b) Collateral Evaluation Fee. Borrower shall pay to Lender on the first day of each month following any month in which Lender performs any collateral evaluation, namely any field audit, collateral analysis or other business analysis, the need for which is to be determined by Lender and which evaluation is undertaken by Lender or for Lender's benefit, a collateral evaluation fee in an amount equal to $5,000 per evaluation so long as no Event of Default has occurred or is then continuing, plus all reasonable costs and disbursements incurred by Lender in connection therewith; provided however, that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to pay for more than three (3) field audits per year. Lender may perform field audits of the Collateral from time to time during normal business hours on reasonable notice as it determines to be necessary, subject to the proviso set forth in the previous sentence.

      3.5.  Computation of Interest and Fees.

            Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.

      3.6.  Maximum Charges.

            In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

      3.7.  Increased Costs.

            In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, in each case that becomes effective after the Closing Date, shall:

                  (a) subject Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

      and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Adjusted LIBO Rate. Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of such compensation pursuant to this Section and will not, in the reasonable judgment of Lender, be otherwise disadvantageous to Lender. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

      3.8.  Basis For Determining Interest Rate Inadequate or Unfair.

            In the event that Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the Adjusted LIBO Rate for any Interest Period; or

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Lender shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Lender no later than 10:00 a.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Lender, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Lender, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

      3.9.  Capital Adequacy.

            (a) In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3.9, the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case that becomes effective after the Closing Date, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's and each Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

            (b) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 3.9(a) when delivered to Borrower shall be conclusive absent manifest error.

IV.   COLLATERAL: GENERAL TERMS.

      4.1.  Security Interest in the Collateral.

            To secure the prompt payment and performance to Lender and Issuer of the Obligations, Borrower hereby assigns, pledges and grants to Lender and each Issuer, a continuing security interest in and to all of its right, title and interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.

      4.2.  Perfection of Security Interest.

            (a) Borrower shall take all action that may be necessary or desirable, or that Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements reasonably satisfactory to Lender, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the UCC or other applicable law; provided, however, that Borrower shall not be required to deliver waivers from its licensors.

            (b) Lender may at any time and from time to time file, without the signature of Borrower in accordance with Section 9-509 of the UCC, financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets other than the Excluded Assets" of Borrower and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Borrower agrees to furnish any such information to Lender promptly upon request.

            (c) Borrower shall, at any time and from time to time, take such steps as Lender may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Lender, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Lender, (ii) to obtain "control" of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender's security interest in any of the Collateral and of its rights therein. If Borrower shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $100,000 individually or in the aggregate, Borrower shall promptly notify Lender thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Lender, Borrower shall be deemed to thereby grant to Lender (and Borrower hereby grants to Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

            (d) All reasonable charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations, or, at Lender's option, shall be paid to Lender immediately upon demand.

      4.3.  Disposition of Collateral.

            Borrower will safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business,
(b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $500,000 in any single transaction and $2,500,000 in the aggregate in any fiscal year, and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of such disposition are remitted to Lender as a prepayment on Revolving Advances, as required by Section 2.12; (c) the licensing in the ordinary course of its business of intellectual property, other than where the grant of such license would prohibit Borrower from continuing to retain full rights in such intellectual property; and (d) the disposition of assets and operations identified to Lender in writing on or prior to the Closing Date, and only to the extent that the proceeds of any such disposition are immediately remitted to Lender as a prepayment on Revolving Advances. Lender shall deliver to Borrower, promptly upon demand, such Lien releases and other documents as Borrower shall reasonably request to enable Borrower to dispose of free of Lender's Lien the Collateral permitted hereby to be disposed of by Borrower.

      4.4.  Preservation of Collateral.

            Following the occurrence and during the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Lender's interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through Borrower's owned or leased property. Borrower shall cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender's reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

      4.5.  Ownership of Collateral.

            With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest (subject to Permitted Encumbrances) in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on SCHEDULE 4.5 or any other location with respect to which Lender has (i) been provided with not less than ten (10) days prior written notice, (ii) given its consent to Collateral being located at such location, such consent not to be unreasonably withheld, and (iii) received such landlord or other waivers as it deems necessary, and in each case shall not be removed from such location(s) without the prior written consent of Lender, except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 or this Section 4.5.

      4.6.  Defense of Lender's Interests.

            Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Lender's interests in the Collateral against any and all Persons whatsoever (subject to Permitted Encumbrances). At any time following the occurrence and during the continuance of an Event of Default, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. At any time following the occurrence and during the continuance of an Event of Default, Borrower shall, upon notification from Lender, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Lender's trustee, and Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

      4.7.  Books and Records.

            Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

      4.8.  Financial Disclosure.

            Borrower hereby irrevocably authorizes and directs all accountants and auditors employed or retained by Borrower at any time during the Term to exhibit and deliver to Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning Borrower's financial status and business operations, provided, however, that (i) Borrower shall be given notice of any request made under this Section to accountants and auditors not employed by it at the same time such request is communicated to such accountants and auditors, (ii) Borrower shall be permitted to participate in any discussions between Lender and such accountants and auditors, (iii) and Borrower shall not have any obligations to Lender as a result of the refusal of such accountants or auditors to comply with any request of Lender hereunder notwithstanding the direction and authorization of Borrower pursuant to this Section. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

      4.9.  Compliance with Laws.

            Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The assets of Borrower shall at all times be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrower so that such insurance shall remain in full force and effect.

      4.10. Inspection of Premises.

            At all reasonable times upon reasonable notice Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Lender and its agents may enter upon any of Borrower's premises at any time during normal business hours upon reasonable notice, for the purpose of inspecting the Collateral (including, without limitation, for the purpose of appraising the Inventory) and any and all records pertaining thereto and the operation of Borrower's business. Without limiting the foregoing, Borrower acknowledges that Lender intends to undertake three (3) field audits each fiscal year, as provided in Section 3.4(b), and may perform interim appraisals of the Inventory, all at Borrower's expense. Notwithstanding the foregoing, Lender may cause additional field audits during normal business hours on reasonable notice to be undertaken, as Lender it in its reasonable discretion deems necessary or appropriate, which additional audits shall be at Lender's expense unless a Default or Event of Default has occurred and is then continuing.

      4.11. Insurance.

            Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Lender, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; and (e); and furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) (with respect to the Collateral), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and Borrower to make payment for such loss to Lender and not to Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) (with respect to the Collateral), and (c) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine; provided that so long as no Event of Default has occurred and is continuing, such repayments shall be first applied to Domestic Rate Loans before being applied to Eurodollar Rate Loans . Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Lender shall remit to Borrower insurance proceeds received by Lender during any calendar year under insurance policies procured and maintained by Borrower which insure Borrower's Equipment to the extent such insurance proceeds do not exceed $50,000 in the aggregate during such calendar year or $25,000 per occurrence. In the event the amount of insurance proceeds received by Lender for any occurrence exceeds $25,000, then Lender shall not be obligated to remit such insurance proceeds to Borrower unless Borrower shall provide Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrower within thirty (30) days of Borrower's receipt of such insurance proceeds to repair, replace or restore the insured Equipment which was the subject of the insurable loss. In the event Borrower has previously received (or, after giving effect to any proposed remittance by Lender to Borrower would receive) insurance proceeds which equal or exceed $50,000 in the aggregate during any calendar year, then Lender may, in its sole discretion, either remit the insurance proceeds to Borrower upon Borrower providing Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrower within thirty (30) days of Borrower's receipt of such insurance proceeds to repair, replace or restore the insured Equipment which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Lender to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred and be continuing, (y) Borrower shall use such insurance proceeds to repair, replace or restore the insured Equipment which was the subject of the insurable loss and for no other purpose and (z) until such time as Borrower shall use such insurance proceeds for such repair, replacement or restoration, at Borrower's option, either (a) such proceeds shall be held by Lender as cash collateral for the Obligations pursuant to terms acceptable to Lender in its sole discretion or (b) such proceeds shall be applied as a repayment of Revolving Advances. Such cash collateral shall be released by Lender only if used by Borrower solely for the purposes of such repair, replacement or restoration; provided, however, that nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this Agreement.

      4.12. Failure to Pay Insurance.

            If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrower's Account, and charge Borrower's Account therefor and such expenses so paid shall be part of the Obligations.

      4.13. Payment of Taxes.

            Borrower will pay, when due, all income and other material taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except, in each case to the extent such taxes, assessments and charges are being contested in good faith and so long as any Lien arising therefrom is a Permitted Encumbrance. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's opinion, creates a valid Lien (other than a Permitted Encumbrance) on the Collateral, Lender may, after providing not less than ten (10) days notice to Borrower, pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Lender harmless in respect thereof. The amount of any payment by Lender under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrower's credit and Lender shall retain its security interest in any and all Collateral held by Lender.

      4.14. Payment of Leasehold Obligations.

            Borrower shall at all times pay, when and as due (after giving effect to any applicable grace period), its rental obligations under all leases under which it is a tenant of Real Property where Collateral is located, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request will provide evidence of having done so.

      4.15. Receivables.

            (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Lender.

            (b) Solvency of Customers. Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, will be able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves in accordance with GAAP to cover such Receivables.

            (c) Locations of Borrower. Borrower's chief executive office is located at the address set forth on SCHEDULE 4.15(C). Until written notice is given to Lender by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office and such other locations as are set forth on SCHEDULE 4.15(C).

            (d) Collection of Receivables. Until Borrower's authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence and during the continuance of an Event of Default or a Default or when Lender in its sole discretion deems it to be in Lender's best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Lender's behalf and for Lender's account, collect as Lender's property and in trust for Lender all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Lender, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other items received by Borrower in respect of Receivables.

            (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender's reasonable collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

            (f) Power of Lender to Act on Borrower's Behalf. Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power
(x) at all times (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; and
(iv) to sign Borrower's name on all documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's interest in the Collateral and to file same; (y) after the occurrence and during the continuance of an Event of Default (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; and (vii) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (z) at all times to do all other acts and things necessary to carry out this

Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done with willful misconduct or gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default to change the address for delivery of mail addressed to any Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to Borrower.

            (g) No Liability. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom other than results from Lender's gross negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default or Default, Lender may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Lender is authorized and empowered to accept, following the occurrence and during the continuance of an Event of Default, the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

            (h) Establishment of Lockbox Accounts. Borrower shall establish and maintain, at its expense, lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify in its sole discretion, with such banks as are acceptable to Lender into which Borrower shall promptly deposit, and shall direct its account debtors to directly remit, all cash and other payments received by Borrower (or, in the case of account debtors, payable to Borrower), including, without limitation, all payments in respect of Receivables, all payments constituting proceeds of Inventory or other Collateral, all tax, duty and other cash refunds, and all other cash payments, in each case in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into agreements, in form and substance reasonably satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender held for the benefit of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein, (other than for charges related to the Blocked Account, checks or other items returned due to insufficient funds or any other reason, and daylight overdrafts) and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Receivables, as proceeds of Inventory or other Collateral, or otherwise shall be the property of Lender held for the benefit of Lender.

            (i) Adjustments. Borrower will not, without Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

      4.16. Inventory.

            To the extent Inventory held for sale or lease has been produced by Borrower, it has been and will be produced by Borrower in compliance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

      4.17. Maintenance of Equipment.

            The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation, except such violations which could not reasonably be expected to have a Material Adverse Effect. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3.

      4.18. Exculpation of Liability.

            Nothing herein contained shall be construed to constitute Lender as Borrower's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender shall not, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

      4.19. Environmental Matters.

            Borrower shall comply with all Environmental Laws applicable to it and shall not place or permit to be placed any Hazardous Substances on any Real Property except such noncompliance or placement as is not reasonably likely to have a Material Adverse Effect.

      4.20. Financing Statements.

            Except for the (i) financing statements described on SCHEDULE 7.2 and (ii) financing statements in favor of GECC, as agent under the Existing Loan Agreement, all of which are being terminated on the Closing Date, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.    REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants as follows:

      5.1.  Authority.

            Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's certificate of incorporation and by-laws or other applicable documents relating to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or its property is a party or by which it may be bound.

      5.2.  Incorporation and Qualification.

            (a) Borrower is duly incorporated and in good standing under the laws of the state of Delaware and is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The exact State organizational number of Borrower is set forth on SCHEDULE 5.2(a). Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

            (b) The only Subsidiaries of Borrower are listed on SCHEDULE 5.2(b). All Subsidiaries listed on SCHEDULE 5.2(b) have been organized outside the United States, and except as indicated on such Schedule, are inactive and have no operations.

      5.3.  Survival of Representations and Warranties.

            All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

      5.4.  Tax Returns.

            Borrower's federal tax identification number is set forth on
SCHEDULE 5.4. Except as set forth on SCHEDULE 5.4, Borrower has filed all federal, state and local income, franchise and other material tax returns and other reports it is required by law to file and has paid all income, franchise and other material taxes, assessments, fees and other governmental charges that are due and payable as shown on such returns. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all tax years prior to and including the tax year ending September 30, 2000. The provision for taxes on the books of Borrower is adequate in accordance with GAAP for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

      5.5.  Financial Statements.

            Borrower has heretofore furnished to Lender (i) the audited consolidated balance sheet of Borrower and its Subsidiaries and the related consolidated statements of earnings, shareholders' equity and cash flows, audited by Deloitte & Touche LLP, independent certified public accountants, as of and for the fiscal year ended March 31, 2004; (ii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of December 31, 2004 and the related consolidated statements of earnings of Borrower and its Subsidiaries for the three and nine month periods ended December 31, 2004 and cash flows for the nine month period ended December 31, 2004; and (iii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries and the related consolidated statements of earnings, shareholders' equity and cash flows as of and for the fiscal year ended March 31, 2005. Such financial statements were prepared in conformity with GAAP, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate (subject, in the case of interim financial statements, to normal year-end audit adjustments). Since December 31, 2004, no Material Adverse Effect has occurred. Since December 31, 2004, there were no material obligations or liabilities, contingent or otherwise, of Borrower or any of its Subsidiaries which are not reflected or disclosed on such financial statements.

      5.6.  Corporate Name.

            The exact name of Borrower is set forth in the first paragraph to this Agreement (or, if Borrower is not listed in such first paragraph, such exact name is set forth on SCHEDULE 5.6). Borrower has not been known by any other corporate name in the past five years, and Borrower does not sell Inventory under any other name except as set forth in the Public Filings made prior to the Closing Date or on SCHEDULE 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on SCHEDULE 5.6 or the Public Filings.

      5.7.  O.S.H.A. and Environmental Compliance.

            Borrower has complied in all material respects with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws applicable to it except such noncompliance that could not reasonably be expected to have a Material Adverse Effect; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, in each case except as set forth on
SCHEDULE 5.7.

      5.8.  Solvency; Litigation, Violation, Indebtedness or Default.

            (a) (i) After giving effect to the initial Loans hereunder, Borrower is solvent, able to pay its debts as they mature and has capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of Borrower's assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) after giving effect to each Advance hereunder subsequent to the Closing Date, the fair saleable value of Borrower's assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

            (b) Except as disclosed in SCHEDULE 5.8(b), Borrower has no (i) pending or, to its knowledge, threatened, litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect, and (ii) any Indebtedness for borrowed money or outstanding letters of credit. All commercial tort claims of Borrower are set forth on SCHEDULE 5.8(b).

            (c) Except as set forth on SCHEDULE 5.8(c), Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.

            (d) Borrower is not a member of a Controlled Group that maintains or contributes to any Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA other than those listed on SCHEDULE 5.8(d). Except as set forth in SCHEDULE 5.8(d), (i) neither the Borrower nor any member of its Controlled Group maintains or contributes to, and have maintained or contributed to during the last five (5) years, a Plan subject to Title IV of ERISA (including a Multiemployer Plan), Section 412 of the Code or Section 302(a)(2) of ERISA, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has materially breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code or any other applicable law with respect to any Plan, (iv) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (v) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a non-exempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code, (vi) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (vii) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, (vii) neither the Borrower nor any member of its Controlled Group maintains or contributes to a Plan that is a welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides or is intended to provide benefits to current or future retirees of the Borrower or a member of its Controlled Group other than as required to comply with the health care continuation coverage requirements of Section 4980B of the Code and Part 5 of Subtitle B of Title I of ERISA, and (viii) the Borrower does not, and does not reasonably expect to, have any liability with respect to any pension or welfare plan maintained by any Person outside the United States, except where such event or condition described in the foregoing clauses (ii) through (viii) is not reasonably likely to have a Material Adverse Effect.

      5.9.  Patents, Trademarks, Copyrights and Licenses.

            All United States patents, patent applications, trademarks, trademark applications, service marks, service mark applications, registered copyrights, copyright applications, tradenames, assumed names and licenses that are owned or utilized by Borrower and are necessary for the operation of its business are set forth on SCHEDULE 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license which, if determined adversely to Borrower, could reasonably be expected to have a Material Adverse Effect, and Borrower is not aware of any grounds for any challenge, except as set forth in SCHEDULE 5.9. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

      5.10. Licenses and Permits.

            Except as set forth in SCHEDULE 5.10, Borrower (a) is in material compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

      5.11. Default of Indebtedness.

            Borrower is not in default in the payment of the principal of or interest on any Indebtedness for borrowed money in an individual principal amount exceeding $100,000 or in the aggregate principal amount exceeding $250,000, or under any instrument or agreement under or subject to which any Indebtedness for borrowed money (other than the Loans) in an individual principal amount exceeding $100,000 or in the aggregate principal amount exceeding $250,000 has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

      5.12. No Default.

            Borrower is not in default in the payment or performance of any of its material contractual obligations, except such defaults (a) which could not reasonably be expected to have a Material Adverse Effect and (b) as are being contested in good faith; and no Default has occurred and is continuing.

      5.13. No Burdensome Restrictions.

            Borrower is not a party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

      5.14. No Labor Disputes.

            Borrower is not involved in any labor dispute, there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 5.14.

      5.15. Margin Regulations.

            Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

      5.16. Investment Company Act.

            Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

      5.17. Disclosure.

            No representation or warranty made by Borrower in this Agreement, any financial statement, report, certificate or any other document furnished in connection herewith or therewith, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

      5.18. Swaps.

            Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap currencies or interest rates.

      5.19. Conflicting Agreements.

            Other than as set forth on SCHEDULE 5.19, no provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, which conflict or the absence of which Consent could reasonably be expected to have a Material Adverse Effect, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

      5.20. Application of Certain Laws and Regulations.

            Borrower is not subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.21. Business and Property of Borrower.

            Upon and after the Closing Date, Borrower does not propose to engage in any business other than its business currently conducted as described in its filings with the Commission. Except as set forth on SCHEDULE 5.21, on the Closing Date, Borrower will own all the property and possess all of the rights and material Consents necessary for the conduct of the business of Borrower.

      5.22. Material Contracts.

            Except as set forth on SCHEDULE 5.22, a true, correct and complete list of all contracts which are material to the operation of Borrower's business is set forth or referred to in Borrower's Form 10-K filed with the Commission on June 14, 2004, the amendments thereto, Borrower's subsequent Forms 10-Q filed with the Commission on August 9, 2004, November 9, 2004 and February 9, 2005, and Borrowers Forms 8-K filed with the Commission subsequent to June 14, 2004. Except as set forth on SCHEDULE 5.22 or disclosed to Lender in writing, each such contract is in full force and effect and no material defaults enforceable against Borrower exist thereunder. Except as set forth on Schedule 5.22, Borrower has not received notice from any party to such contract stating that it intends to terminate or amend such contract.

      5.23. Bank Accounts.

            SCHEDULE 5.23 contains a true, correct and complete list of all deposit accounts, investment accounts and other accounts in the name of or used by Borrower, identifying the account number for each such account and the bank or other financial institution where each such account is maintained.

      5.24. Affiliate Debt.

            SCHEDULE 5.24 contains a true, correct and complete schedule of all monetary obligations of Borrower to Parent, Atari Interactive, Inc. and each other Affiliate of Borrower, including, without limitation, under any license, distribution or other commercial agreement, as of the Closing Date.

VI.   AFFIRMATIVE COVENANTS.

      Borrower shall, until payment in full of the Obligations and termination of this Agreement:

      6.1.  Payment of Fees.

            Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of proceeds of Advances and (b) the establishment and maintenance of any Blocked Accounts as provided for in Section 4.15(h). Lender may, without making demand, charge Borrower's Account for all such fees and expenses.

      6.2.  Conduct of Business and Maintenance of Existence and Assets.

            (i) Conduct continuously and operate actively its business according to good business practices and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral, including, without limitation, by promptly paying when due or causing to be paid when due, all licensing and royalty fees due with respect to such intellectual property, unless provided otherwise pursuant to this Agreement or any Other Document; (ii) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

      6.3.  Violations.

            Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect.

      6.4.  Execution of Supplemental Instruments.

            Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.

      6.5.  Payment of Indebtedness.

            Subject at all times to any applicable subordination arrangement in favor of Lender, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as are required by GAAP.

      6.6.  Standards of Financial Statements.

            Cause all financial statements referred to in Sections 9.5, 9.6 and
9.7 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

      6.7.  Bank Accounts.

            No later than 180 days following the Closing Date, cause all of Borrower's banking and depository accounts (including the Blocked Accounts) to be maintained with HSBC Bank, except for those two certificates of deposits maintained by Borrower with JPMorgan Chase Bank, in the approximate amounts of $253,481 and $111,360.00, respectively, which serve as cash collateral for letters of credit T-618888 and T-213485 issued by JPMorgan Chase Bank, and cause all of its Customers to make all payments in respect of Receivables directly into Blocked Accounts maintained by Borrower with HSBC Bank.

      6.8.  Financial Covenants.

            (a) EBITDA. Maintain Consolidated EBITDA for the twelve-month periods ending on the dates set forth below of not less than the amounts set forth below opposite such dates:

 Twelve-Month
Period Ending On                      Minimum EBITDA
----------------                      --------------
 6/30/05                              $ (15,500,000)
 9/30/05                              $  (2,100,000)
12/31/05                              $   7,000,000
 3/31/06                              $  11,200,000

            (b) Tangible Net Worth. Maintain Tangible Net Worth at all times during each period set forth below of not less than the amounts set forth below opposite such periods:

Fiscal Quarter                                                   Minimum
  Ending On                                                 Tangible Net Worth
--------------                                              ------------------
   6/30/05                                                  $ 19,700,000
   9/30/05                                                  $ 14,300,000
  12/31/05                                                  $ 37,600,000
   3/31/06                                                  $ 38,000,000

            (c) Working Capital. Maintain Working Capital at all times during each period set forth below of not less than the amounts set forth below opposite such periods:

Fiscal Quarter                                              Minimum
  Ending On                                             Working Capital
--------------                                          ---------------
 6/30/05                                                $ (10,500,000)
 9/30/05                                                $ (19,000,000)
12/31/05                                                $   7,000,000
 3/31/06                                                $  18,500,000

            (d) Cleanup Period. For a period of 90 consecutive days beginning no later than January 31, 2006, Borrower shall make such prepayments and refrain from requesting Revolving Advances so that during such period no Revolving Advances shall be outstanding.

VII.  NEGATIVE COVENANTS.

      Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

      7.1.  Merger, Consolidation, Acquisition and Sale of Assets.

            (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

            (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3.

      7.2.  Creation of Liens.

            Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

      7.3.  Guarantees.

            Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (a) as disclosed on SCHEDULE 7.3, and (b) the endorsement of checks in the ordinary course of business.

      7.4.  Investments.

            Purchase or acquire obligations or stock of, or any other interest in, any Person, except (i) notes payable issued by any Person who may become obligated to Borrower, under, with respect to, or on account of, an account, chattel paper or General Intangibles (including a payment intangible) to Borrower pursuant to negotiated agreements with respect to settlement of such Person's accounts in the ordinary course of business, so long as the aggregate amount of such accounts so settled by Borrower does not exceed $1,000,000 and any such note, in the event the principal amount thereof exceeds $50,000, is delivered to Lender as Collateral securing the Obligations, (ii) loans and advances to employees and Reflections permitted pursuant to Section 7.5, (iii) Cash Equivalents and (iv) other investments not exceeding $50,000 in the aggregate at any time outstanding.

      7.5.  Loans.

            Make advances, loans or extensions of credit to any Person, including without limitation, to Parent or any Subsidiary or Affiliate, except
(i) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (ii) loans and advances to Borrower's employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $200,000 to any employee and up to a maximum of $50,000 in the aggregate at any one time outstanding, (iii) advance payments of production costs and developer's fees to developers of games marketed by Borrower in the ordinary course of business consistent with past practice to Persons that are not Affiliates of Borrower, and (iv) loans and advances to Reflections in the ordinary course of business substantially consistent with past practice and the Cash Flow Projections in the aggregate.

      7.6.  Capital Expenditures; Purchase Money Indebtedness.

            Contract for, purchase or make Capital Expenditures or incur Purchase Money Indebtedness in excess of $7,000,000 in the aggregate during the Term.

      7.7.  Dividends and Distributions.

            Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock or other equity interests of Borrower (other than dividends or distributions payable in its stock or other equity interests or split-ups or reclassifications of its stock or other equity interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interests of Borrower.

      7.8.  Indebtedness.

            Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt), including, without limitation, any intercompany indebtedness, except in respect of (i) Indebtedness to Lender pursuant to this Agreement;
(iii) Indebtedness permitted to be incurred under Section 7.6, and (iii) Indebtedness existing on the Closing Date as set forth on SCHEDULE 7.8.

      7.9.  Nature of Business.

            Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

      7.10. Transactions with Affiliates.

            Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (i) pursuant to agreements and arrangements existing on the Closing Date as set forth in the Public Filings made prior to the Closing Date or on SCHEDULE 7.10, which shall not be amended in any material respect adverse to Borrower without the prior written consent of Lender; provided, however, that the management fees payable to Parent as disclosed in the Public Filings, in no event shall be in excess of $250,000 in any month, (ii) transactions in the ordinary course of business, such as the provision of development and/or other commercial services, and (iii) loans and advances to employees and Reflections permitted pursuant to Section 7.5.

      7.11. Subsidiaries.

            Form any Subsidiary, permit any existing Subsidiary designated as an inactive subsidiary on SCHEDULE 5.2(b) to conduct any business or operations, or enter into any partnership, joint venture or similar arrangement.

      7.12. Fiscal Year and Accounting Changes.

            Change its fiscal year from March 31 or make any significant change
(i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

      7.13. Additional Bank Accounts.

            Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts maintained with HSBC Bank and, subject Section 6.7, the accounts set forth in SCHEDULE 5.23 hereto.

      7.14. Use of Proceeds.

            Now or hereafter use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of, or permitted by, this Agreement.

      7.15. Amendment of Organizational Documents.

            Amend, modify or waive any term or provision of its Certificate of Incorporation or By-Laws in a manner that could reasonably be expected to adversely affect Lender or

Borrower's ability to repay the Obligations unless required by law, provided, however, that Borrower may change its name upon not less than thirty (30) days prior written notice to Lender.

      7.16. Compliance with ERISA.

            (i) Engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (ii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any material liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan, (v) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vi) fail promptly to notify Lender of the occurrence of any Termination Event, (vii) fail to comply, or permit a member of the Controlled Group to fail to materially comply, with the requirements of ERISA, the Code or other applicable laws in respect of any Plan, (viii) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, except where such event or condition described in the foregoing clauses (i) through (viii) is not reasonably likely to have, at the time of the event or condition or in the future, a Material Adverse Effect.

      7.17. Prepayment of Indebtedness.

            At any time, directly or indirectly, prepay any Indebtedness for borrowed money (other than to Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness for borrowed money of Borrower, except (i) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of and (ii) Indebtedness permitted by Section 7.8 upon any refinancing thereof.

      7.18. State of Organization.

            Change the State in which it is incorporated or otherwise organized, unless it has given Lender not less than thirty (30) days prior written notice thereof.

VIII. CONDITIONS PRECEDENT.

      8.1.  Conditions to Initial Advances.

            The agreement of Lender to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Note. Lender shall have received the Revolving Credit Note duly executed and delivered by an authorized officer of Borrower;

                  (b) Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any UCC financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall, at the sole discretion of Lender, either
      (i) have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto, or (ii) have been delivered to Lender in a form ready to be so filed, registered or recorded. The Lender shall also have received UCC, tax and judgment lien searches with respect to Borrower in such jurisdictions as Lender shall require, and the results of such searches shall be satisfactory to Lender;

                  (c) Corporate Proceedings of Borrower. Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors (or equivalent authority) of Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Certificate of Chief Financial Officer. Lender shall have received a certificate of the Chief Financial Officer of Borrower, dated the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) on such date no Default or Event of Default has occurred or is continuing, and (iv) the unaudited financial statements of Borrower for the fiscal year ended March 31, 2005, and other financial information provided to Lender, fairly present in all material respects the financial condition, results of operations and cash flows of Borrower for the periods presented therein, subject to final audit review, and that there has been no material adverse change in Borrower's financial condition since December 31, 2004.

                  (e) Incumbency Certificates of Borrower. Lender shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (f) Certificates. Lender shall have received a copy of the Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower certified as accurate and complete by the Secretary of Borrower;

                  (g) Payoff Letter. Lender shall have received a payoff letter from GECC including an undertaking or authorization regarding the release and discharge of all collateral security and filing of UCC termination statements with respect to the credit facilities extended to Borrower by GECC, in form and substance satisfactory to Lender.

                  (h) Good Standing Certificates. Lender shall have received good standing certificates for Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each other jurisdiction set forth on SCHEDULE 5.2(a);

                  (i) Legal Opinion. Lender shall have received the executed legal opinion of Clifford Chance US LLP in form and substance satisfactory to Lender which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Lender may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

                  (j) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could, in the reasonable opinion of Lender, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated hereunder shall have been issued by any Governmental Body;

                  (k) Collateral Examination. Lender shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lender, of the Receivables and Inventory of Borrower and all books and records in connection therewith;

                  (l) Fees. Lender shall have received all fees payable to Lender on or prior to the Closing Date pursuant to Article III and all costs and expenses payable to Lender under Section 14.9;

                  (m) Other Documents. Lender shall have received each of the Other Documents, in form and substance satisfactory to Lender and duly executed by the parties thereto;

                  (n) Insurance. Lender shall have received evidence of insurance and loss payee endorsements required hereunder in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as lender loss payee or additional insured, as applicable;

                  (o) Payment Instructions. Lender shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (p) Blocked Accounts. Lender shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Lender for the collection of the Receivables and proceeds of the Collateral (which agreements may be in the form of amendments to prior agreement among Borrower, GECC and such financial institutions);

                  (q) Cash Flow Projections. Lender shall have received a copy of the initial Cash Flow Projections, which shall be satisfactory in all respects to Lender;

                  (r) Consents and Waivers. Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement, including acknowledgments by lessors, mortgagees, warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral, and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral; provided, however, that, that Borrower shall not be required to deliver waivers from its licensors;

                  (s) Contract Review. Lender shall have reviewed all material contracts of Borrower including, without limitation, leases, license agreements and distributor agreements and such contracts and agreements shall be satisfactory in all respects to Lender;

                  (t) Borrowing Base. Lender shall have received a duly executed Borrowing Base Certificate which shall indicate that the aggregate amount of Eligible Receivables is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

                  (u) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereunder shall be satisfactory in form and substance to Lender and its counsel.

      8.2.  Conditions to Each Advance.

            The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representation or warranty was made with respect to a specific date;

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

                  (c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1; and

                  (d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit shall not exceed the maximum amount permitted under
      Section 2.8.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.   INFORMATION AS TO BORROWER.

      Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

      9.1.  Disclosure of Material Matters.

            Promptly upon learning thereof, report to Lender all matters that could reasonably be expected to have a material adverse affect on the value, enforceability or collectibility of any material portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

      9.2.  Borrowing Base; Schedules.

            (a) Deliver to Lender on a weekly basis, daily sales journals, credit memo journals and cash receipt journals, in each case, with supporting documentation in such detail as Lender shall require.

            (b) Deliver to Lender, on the third Business Day of each week (or more frequently if required by Lender), a Borrowing Base Certificate (which shall be calculated as of the last day of the immediately preceding week and which shall not be binding upon Lender or restrictive of Lender's rights under this Agreement).

            (c) Deliver to Lender on or before the twentieth (20th) day of each month as and for the prior month (i) an accounts receivable aging, (ii) an accounts payable aging, (iii) an Inventory report, which shall include, when applicable, a schedule of all Inventory that constitutes Eligible Inventory,
(iv) a schedule showing all Receivables that constitute Eligible Receivables,
(v) a report setting forth all royalty and license payments made during such preceding month, and if applicable, listing the license agreements and distribution agreements under which Borrower is then in default in the payment of any license or royalty fee due thereunder. In addition, Borrower shall deliver to Lender, upon Lender's request, at such intervals as Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables and Inventory by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

            (d) The items to be provided under Sections 9.2(a) and 9.2(c) are to be in form satisfactory to Lender and executed by Borrower and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral.

      9.3.  Litigation.

            Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

      9.4.  Material Occurrences.

            Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, and, if such financial statements or reports were required to be in accordance with GAAP, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) each and every default by Borrower which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, in an individual principal amount exceeding $100,000 or in the aggregate principal amount exceeding $250,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (d) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower propose to take with respect thereto.

      9.5.  Annual Financial Statements.

            Furnish Lender within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lender (the "Accountants"). In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.8, and 7.6.

      9.6.  Quarterly Financial Statements.

            Furnish Lender, within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrower. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (x) the current fiscal period and the current year-to-date with the figures for (y) the same fiscal period and year-to-date period of the immediately preceding fiscal year. The financial statements shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.8 and 7.6.

      9.7.  Monthly Financial Statements.

            Furnish Lender, within thirty (30) days after the end of each month, an unaudited balance sheet and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrower. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (x) the current fiscal period and the current year-to-date with the figures for (y) the same fiscal period and year-to-date period of the immediately preceding fiscal year. The financial statements shall be accompanied by a certificate of Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event.

      9.8.  SEC Reports; Press Releases.

            Furnish Lender, promptly after the sending, filing or issuing thereof, copies of (i) all statements, reports and other information Borrower sends to any holders of its securities or files with the Commission, and (ii) press releases made available to the public.

      9.9.  Additional Information.

            Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrower including, without limitation and without the necessity of any request by Lender, (a) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (b) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party.

      9.10. Notice of Suits, Adverse Events.

            Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

      9.11. ERISA Notices and Requests.

            Furnish Lender with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) that is reasonably likely to have a Material Adverse Effect has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto,
(iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any substantial increase in the benefits of any existing Plan or the establishment of any new Plan providing substantial benefits or the commencement of substantial contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment or (ix) Borrower knows or has reason to know it may become liable for any liability with respect to any pension or welfare plan maintained by any Person outside the United States that is reasonably likely to have a Material Adverse Effect.

      9.12. Additional Documents.

            Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.    EVENTS OF DEFAULT.

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

            10.1. Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

            10.2. (i) Failure by Borrower to perform, keep or observe any provision of Sections 4.2, 4.3, 4.5, 4.6, 4.10, 4.11, 4.15(h), 6.8,
      Article VII or (ii) any representation or warranty made or deemed made by Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

            10.3. Failure by Borrower to (i) furnish financial information when due or requested, or (ii) permit the inspection of its books or records as set forth in Section 4.10;

            10.4. Issuance of a notice of Lien (other than a Permitted Encumbrance), levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed or lifted within thirty (30) days;

            10.5. Failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained (other than those described in Section 10.1, 10.2 or 10.3), or contained in any Other Document, now or hereafter entered into between Borrower and Lender (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within twenty (20) Business Days after the notice thereof from Lender;

            10.6. Any judgment or judgments are rendered or judgment liens filed against Borrower for an aggregate amount in excess of $250,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

            10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

            10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

            10.9. Any change in Borrower's condition or affairs (financial or otherwise) which in Lender's opinion has a Material Adverse Effect;

            10.10. Any Lien created hereunder or provided for hereby or under any Other Document in any Eligible Inventory, Eligible Receivable (to the extent supporting Revolving Advances under Section 2.1(a)(y)) or material portion of the Collateral for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject to Permitted Encumbrances);

            10.11. A default of the obligations of Borrower under any other agreement to which it is a party, shall occur which materially and adversely affects the condition, affairs or prospects (financial or otherwise) of Borrower, which default is not cured within any applicable grace period;

            10.12. Any Change of Control shall occur;

            10.13. Any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower or Borrower shall so claim in writing to Lender;

            10.14. (i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower, the continuation of which is material to the continuation of the business of Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of the business of Borrower shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

            10.15. Any Eligible Inventory, Eligible Receivable (to the extent supporting Revolving Advances under Section 2.1(a)(y)) or material portion of the Collateral of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower in any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

            10.16. An event or condition specified in Section 7.16 or Section
      9.11 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

XI.   LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

      11.1. Rights and Remedies.

            Upon the occurrence of (i) an Event of Default pursuant to Section X.10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of

Lender to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lender to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrower to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower, to the extent permitted by law. Lender may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

      11.2. Application of Proceeds.

            The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; third, to fees payable in connection with this Agreement; fourth, to furnish to Lender cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Lender; and, fifth, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor. If it is determined by an authority of competent jurisdiction that a disposition by Lender did not occur in a commercially reasonably manner, Lender may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Lender will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Lender has entered into a written agreement with Borrower to that effect.

      11.3. Lender's Discretion.

            Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder.

      11.4. Setoff.

            In addition to any other rights which Lender or any Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender and such Issuer shall have a right to apply Borrower's property held by Lender or such Issuer to reduce the Obligations.

      11.5. Rights and Remedies Not Exclusive.

            The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.  WAIVERS AND JUDICIAL PROCEEDINGS.

      12.1. Waiver of Notice.

            Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

      12.2. Delay.

            No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

      12.3. Jury Waiver.

            EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL

TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      12.4. Lender's Right to Arbitrate.

            (a) BORROWER AGREES THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT LENDER'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY LENDER, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY BORROWER AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY BORROWER, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 12.4 AND SHALL, AT THE ELECTION OF LENDER, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT, THE NOTE, ANY OTHER DOCUMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES,
(III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES, AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. LENDER MAY ELECT TO REQUIRE ARBITRATION OF ANY DISPUTE WITH BORROWER WITHOUT THEREBY BEING REQUIRED TO ARBITRATE ALL DISPUTES BETWEEN LENDER AND BORROWER. ANY SUCH DISPUTE SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH ARTICLE 75 OF THE NEW YORK CIVIL PRACTICE LAW AND RULES AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this Section 12.4(a). In any arbitration proceeding subject to these provisions, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in Section 12.4(d).

            (b) No provision of, nor the exercise of any rights under, Section 12.4(a) shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Lender, even if Lender is the plaintiff, to submit the Dispute to arbitration if Lender would otherwise have such right.

            (c) Lender may require arbitration of any Dispute concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Lender of its right to take or dispose of any collateral or its exercise of any other right in connection with collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the UCC or otherwise as permitted by applicable law, notwithstanding any such exercise by Lender.

            (d) Whenever an arbitration is required under Section 12.4(a), the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

            (e) In the event of any Dispute governed by this Section 12.4, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees.

XIII. EFFECTIVE DATE AND TERMINATION.

      13.1. Term.

            This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (w) May 31, 2006, (x) the acceleration of all Obligations pursuant to the terms of this Agreement, (y) the date specified in a notice provided to Lender under Section 2.12(c), or (z) the date on which this Agreement shall be terminated in accordance with the provisions hereof (the "Termination Date").

      13.2. Termination.

            The termination of the Agreement shall not affect Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.  MISCELLANEOUS.

      14.1. Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Subject to Lender's rights under Section 12.4, any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 14.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Lender's option, by service upon Borrower which Borrower irrevocably appoints as Borrower's Lender for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Subject to Lender's rights under Section 12.4, any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

      14.2. Entire Understanding; Amendments.

            This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Lender's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

      14.3. Successors and Assigns; Participations; New Lenders.

            (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

            (b) Borrower acknowledges that in the regular course of commercial finance business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Agreement and the Other Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents.

            (c) Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $1,000,000, provided that so long as no Default or Event of Default has occurred, such sale, assignment or transfer shall not be made without the prior consent of Borrower, such consent not to be unreasonably withheld or delayed.

            (d) Borrower authorizes Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in Lender's possession concerning Borrower which has been delivered to Lender by or on behalf of Borrower pursuant to this Agreement or in connection with Lender's credit evaluation of Borrower, provided such Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender agrees in writing to be bound by the confidentiality provisions of this Agreement.

      14.4. Application of Payments.

            Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations; provided that so long as no Event of Default has occurred and is continuing, such payments shall be first applied to Domestic Rate Loans before being applied to Eurodollar Rate Loans. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

      14.5. Indemnity.

            Borrower shall indemnify Lender, each Issuer, and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified.

      14.6. Notice.

            Any notice or request hereunder may be given to Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 14.6. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or
(c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

      (A)   If to Lender:            HSBC Business Credit (USA) Inc.
                                     452 Fifth Avenue
                                     New York, New York 10018
                                     Attention: Adam Moskowitz

                                     Telephone: (212) 525-2517
                                     Telecopier: (212) 525-2520

            with a copy to:          Kronish Lieb Weiner & Hellman LLP
                                     1114 Avenue of the Americas
                                     New York, New York 10036
                                     Attention: Steven K. Weinberg
                                     Telephone:  (212) 479-6240
                                     Telecopier: (212) 479-6275

      (B)   If to Borrower:          Atari, Inc.
                                     417 Fifth Avenue
                                     New York, New York 10016
                                     Attention: Diane Price Baker
                                     Telephone:  (212) 726-6500
                                     Telecopier: (212) 726-4239

            with a copy to:          Clifford Chance US LLP
                                     31 West 52nd Street
                                     New York, NY 10019-6131
                                     Attention: Alan M. Christenfeld
                                     Telephone:  (212) 878-8011
                                     Telecopier: (212) 878-8375

      14.7. Survival.

            The obligations of Borrower under Sections 2.2(g), 3.7, 3.9, and
14.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

      14.8. Severability.

            If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

      14.9. Expenses.

            All costs and expenses including, without limitation:

                  (a) reasonable attorneys' fees and disbursements incurred by Lender (i) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (ii) in connection with the negotiation, preparation and entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (iii) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, (iv) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, (v) in connection with determining which Inventory constitutes Eligible Inventory and obtaining appropriate waivers from licensors and other Persons in connection therewith, or (vi) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements; and

                  (b) fees and disbursements incurred by Lender in connection with determining which Inventory constitutes Eligible Inventory, and appraisals of Inventory or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements;

may be charged to Borrower's Account and shall be part of the Obligations.

      14.10. Injunctive Relief.

            Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

      14.11. Consequential Damages.

            None of Lender, Issuer, nor any agent or attorney for any of them, shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

      14.12. Captions.

            The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

      14.13. Counterparts; Telecopied Signatures.

            This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      14.14. Construction.

            The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

      14.15. Confidentiality.

            Lender shall hold all non-public information obtained by Lender pursuant to the requirements of this Agreement in accordance with Lender's customary procedures for handling confidential information of this nature; provided, however, Lender may disclose such confidential information (i) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (ii) subject to an agreement in writing containing provisions substantially the same as those of this Section, to any prospective Transferees and Purchasing Lenders, and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (x) unless specifically prohibited by applicable law or court order, Lender shall use reasonable efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of Lender by such Governmental Body) or (B) pursuant to legal process and (y) in no event shall Lender be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

      14.16. Publicity.

            Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into among Borrower and Lender including, without limitation, announcements which are commonly known as tombstones, in such publications and in such form as is approved in writing advance by Borrower, such approval not to be unreasonably withheld or delayed.

                            [SIGNATURE PAGE FOLLOWS]

      Each of the parties has signed this Loan and Security Agreement as of the day and year first above written.

                                                ATARI, INC.

                                                By: /s/ Diane P. Baker
                                                -------------------------------
                                                Name: Diane P. Baker
                                                Title: EVP & CFO

                                                HSBC BUSINESS CREDIT (USA) INC.

                                                By: /s/ Adam Moskowitz
                                                -------------------------------
                                                Name: Adam Moskowitz
                                                Title: First Vice President